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                                                                     EXHIBIT 4.4


THE RIGHTS TO ACQUIRE SHARES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION MAYBE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

500,000 Shares of                                               January 11, 1999
Common Stock
                          INTERNET EXTRA CORPORATION
                         COMMON STOCK PURCHASE WARRANT

       THIS CERTIFIES that for value received, Timothy Favia (the "Holder"), is entitled prior to the Expiration Date (as defined below) to purchase and receive from Internet Extra Corporation (the "Company") up to 500,000 shares of the Company's common stock, without par value ("Common Stock"), at a purchase price of $0.50 per share, upon and subject to the terms and conditions on the following schedule and hereinafter set forth. This Warrant shall be exercisable at any time prior to the Expiration Date (as defined below) for the number of shares of Common Stock determined as follows:

(i) 250,000 shares, at any time after the opening by the Company of an office located in either New York, New York or outside of the United States in connection with which the Holder materially assisted and the recognition by the Company of at least $6.0 million in revenues in fiscal year 1999 from signed orders from clients;

(ii) 150,000 shares, at any time after the Company enters into business relationships with at least two (2) advertising agencies in which the Holder materially assisted in generating, reasonably acceptable to the Company, and the recognition by the Company of at least $1.0 million in revenues in fiscal year 1999 from signed orders from such relationships in which the Holder materially assisted in generating;

(iii) 50,000 shares, at any time after the recognition by the Company of at least $9.0 million in revenues in fiscal year 1999 from signed orders from clients in which the Holder materially assisted in generating;

(iv) 50,000 shares, at any time after the recognition by the Company of at least $12.0 million in revenues in fiscal year 1999 from signed orders from clients in which the Holder materially assisted in generating.

provided, however, that in the event that the Holder is terminated from his
--------  -------
employment with the Company without Cause as "Cause" is defined to mean (a) willful breach or habitual neglect by the Holder to substantially perform the Holder's duties under his Employment Agreement with the Company dated of even date hereof, or (b) the Holder's conviction of a felony or a crime involving moral turpitude
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causing material harm to the standing and reputation of the Company, then, in such event this Warrant shall be exercisable in full at any time prior to the Expiration Date (as defined below) for up to 500,000 shares of the Company's common stock at a purchase price of $0.50 per share. Upon reaching any of the milestones set forth above, the Company will issue to the Holder a notice of achievement of such milestone shortly after the Holder reached such milestone.

                        TERMS AND CONDITIONS OF WARRANT

     1.  Nontransferability of Warrant.  This Warrant may not be transferred in
         -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised only by the Holder or his permitted assignee. Any transfer of this Warrant must comply with the requirements of Section 4 below, and any purchaser or other assignee or transferee of this Warrant ("permitted assignee") shall be required to accept this Warrant subject to all rights and obligations of the Holder as set forth herein.

     2.  Exercise of Warrant.  This Warrant may be exercised by the Holder as to
         -------------------
the whole or any lesser number of shares of Common Stock covered hereby, subject to the terms and conditions of Section 5 below, upon surrender of this Warrant to the Company at its principal office in San Francisco, California, prior to the close of business on the Expiration Date, together with the Notice of Exercise attached hereto as Exhibit A, and the Investment Representation
                            ---------
Statement attached as Exhibit B, both duly executed by the Holder, and payment
                      ---------
to the Company in cash or the equivalent of the price herein set forth for the shares to be purchased. Certificates for the shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 30 days, after exercise of the stock purchase rights represented by this Warrant. If this Warrant is exercised in respect of less than all of the shares of Common Stock covered hereby, the Holder shall be entitled to receive a new warrant covering the number of shares in respect of which this Warrant shall not have been exercised and is still subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

     3.  Covenants of the Company.  The Company covenants and agrees that all
         ------------------------
equity securities which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of the Company. The Company further covenants and agrees that, during the period within which the stock purchase rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon the exercise of the purchase rights evidenced by this Warrant, a number of shares of its Common Stock sufficient for such issuance.

     4.  Restrictions on Transfer.  Neither this Warrant nor any of the stock
         ------------------------
purchase rights represented hereby may be sold, assigned, transferred, subdivided, or otherwise disposed of by the Holder, directly or indirectly except as permitted under Section 1 above. In addition, any securities to be issued upon exercise of this Warrant may not be sold, assigned, transferred or otherwise disposed of unless the securities are registered under the Securities Act of 1933 or unless the person seeking to effect such disposition shall have requested and the Company shall have received an opinion of the Company's counsel that the proposed disposition may be effected without registration of such securities under the Securities Act of 1933, as amended, or any applicable state securities laws. Unless a registration statement with respect to such shares of Common Stock is effective at the time, any shares of Common Stock issued upon the exercise of this Warrant shall bear the following legend:

     THE RIGHTS TO ACQUIRE SHARES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION MAYBE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

     5.  Adjustments.  In case at any time the Company shall by stock split,
         -----------
stock dividend or otherwise subdivide its outstanding shares of Common Stock into a greater number of shares, the purchase price of Common Stock in effect hereunder immediately prior to such subdivision shall be proportionately reduced and the number of shares deliverable upon the exercise of this Warrant shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the exercise price in effect immediately prior to such combination shall be proportionately increased and the number of shares deliverable upon the exercise of this Warrant shall be proportionately decreased. If any capital reorganization or reclassification of Common Stock shall be effected in such a way that holders of Common Stock (or any other securities of the Company then issuable upon exercise of this Warrant) shall be entitled to receive securities with respect to or in exchange for Common Stock (or such other securities) then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock (or other securities) of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities as may be issued with respect to or in exchange for a number of shares of Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization or reclassification not taken place, and in each such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any securities thereafter deliverable upon the exercise hereof.

     6.  Notices by Company.  In case at any time (i) the Company shall pay any
         ------------------
dividend payable in equity securities with respect to Common Stock to the holders of outstanding Common Stock, (ii) the Company shall offer for subscription pro rata to all holders of outstanding Common Stock any additional shares of equity securities, (iii) there shall be any capital reorganization or reclassification of the equity securities of the Company, or any consolidation or merger of the Company with or sale of all or substantially all of the Company's assets to another corporation, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in any one or more of such cases, the Company shall give written notice by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation, or winding-

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

up, as the case may be. The Company shall also give written notice, similarly addressed and delivered, of the establishment of a trading market for the Company's stock, whether within or outside the United States. Any such required written notice shall be received by the Holder at least seven (7) days prior to the action to be taken and not less than three (3) days prior to any record date on which the Company's transfer books are closed with respect thereto.

     7.  Absence of Shareholder Rights.  Until exercise of the stock purchase
         -----------------------------
rights conferred by this Warrant and issuance of the equity securities issuable upon such exercise, this Warrant does not confer upon the Holder any right whatsoever as a shareholder of the Company.

     8.  Expiration.  This Warrant shall expire on three years from the date of
         ----------
issuance (the "Expiration Date"). At the close of business on the Expiration Date, this Warrant shall become void as to all securities of the Company in respect of which the stock purchase rights hereunder have not been previously exercised, and payment has not been made in full for the securities issuable upon such exercise; provided that in the case of the earlier dissolution of the Company, this Warrant shall become void on the date fixed for such dissolution.

     9.  Notice of Intention to Exercise or Transfer.  The Holder, by acceptance
         -------------------------------------------
hereof, agrees to give written notice to the Company before exercising this Warrant or transferring any Common Stock issued upon the exercise hereof, and each subsequent holder of any of such Common Stock which is subject to paragraph 4 hereof shall give written notice to the Company before retransferring any of such Common Stock unless such Common Stock has previously been registered. Such notice shall inform the Company of the Holder's intention to exercise this Warrant or the Holder's or such holder's intention to effect such transfer or retransfer, as the case may be, and shall describe briefly the date and time when this Warrant will be surrendered in such exercise and the number of shares to be made the subject of such exercise; or, in case of a transfer of Common Stock, the Holder's or such holder's intention as to the disposition to be made of shares of Common Stock issued upon the exercise hereof. Promptly after receiving such written notice of an intended transfer, the Company shall present copies thereof to its counsel. If in the opinion of such counsel the proposed transfer of shares may be effected without registration or qualification (under any federal or state law) of the shares of Common Stock issued on the exercise hereof, the Company, as promptly as reasonably practicable, shall notify the Holder or such holder of such opinion, whereupon the Holder or such holder shall be entitled to effect the intended transfer of shares received upon the previous exercise of this Warrant.

     10.  Market Standoff Agreement.  The Holder hereby agrees, if so requested
          -------------------------
by the managing underwriters in a public offering by the Company of its Common Stock, that, without the prior written consent of such managing underwriters, the Holder will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of or make a distribution of any capital stock of the Company held by or on behalf of the Holder or beneficially owned by the Holder in accordance with the

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

rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to such offering.

     IN WITNESS WHEREOF, Internet Extra Corporation has caused this Warrant to be signed by its duly authorized officer this 11/th/ day of January 1999.

                                    INTERNET EXTRA CORPORATION


                                    By   /s/ Gregory R. Raifman
                                         ----------------------
                                         Gregory R. Raifman
                                         Chairman and Chief Executive Officer

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